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                                                                  EXHIBIT 10.19

                           COCA-COLA ENTERPRISES INC.
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") effective April 17, 1998, between Coca-Cola Enterprises Inc. (the "Company") and Summerfield K. Johnston, Jr. ("Mr. Johnston").

         WHEREAS, the Company desires to ensure a successful transition in the management of the Company prior to and following Mr. Johnston's retirement and to benefit from Mr. Johnston's valuable experience and expertise; and

         WHEREAS, Mr. Johnston desires to assist the Company in the period following his resignation as Chief Executive Officer and to continue to provide consulting services to the Company following his retirement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

         1. Term of Employment. Mr. Johnston's "Employment Period," as this term is used throughout the Agreement, shall begin April 17, 1998 and shall continue until such time as determined by the Company's Board of Directors, unless earlier terminated pursuant to Section 15 herein.

         2. Position and Title During Employment Period. During the Employment Period, Mr. Johnston shall serve in the capacity as Chairman of the Board of Directors of the Company and Senior Executive Officer.

         3. Compensation During Employment Period. The Company shall pay to Mr. Johnston base salary compensation at the rate of $650,000 per year until January 1, 1999, and thereafter as determined by the Compensation Committee of the Company's Board of Directors.

         4. Incentive Plan Bonuses. During the Employment Period, Mr. Johnston shall be eligible to participate in the Executive Management Incentive Plan and the Long-Term Incentive Plan (each referred to herein as an "Incentive Plan") for any Performance Period (as that term is defined in each such plan) for which an Incentive Plan is adopted. In the event the Employment Period ends prior to the end of a Performance Period, Mr. Johnston's award under the relevant Incentive Plan shall be prorated and paid in accordance with the terms of such plan.

         5. Employee and Fringe Benefits. During the Employment Period, Mr. Johnston shall be eligible to participate in all employee and fringe benefit plans for which he is otherwise eligible as an employee of the Company, which participation shall be governed by the terms of the relevant plans.

         6. Term of Consulting Services Period. Mr. Johnston's "Consulting Services Period," as this term is used throughout the Agreement, shall begin on the date on which the Employment Period ends and shall continue for a term ending on January 1, 2003. During the Consulting Services Period, Mr. Johnston agrees to
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provide Company with such time and services as Company may reasonably request, with the time and effort devoted to consulting services to be consistent with Mr. Johnston's nonfulltime status and availability in view of his involvement in other non-Coca-Cola business and activities; provided, such other business activities are consistent with Section 16 of this Agreement. Specifically, Mr. Johnston's consulting services shall include:

                  (a) Continuing service on the Company's Board of Directors (subject to election by the Company's share owners) and holding the position of Chairman of the Board for such period as determined by the Company's Board of Directors; and

                  (b) Consulting with the Company on strategic planning, maintaining and enhancing the Company's strategic alignment with The Coca-Cola Company and the identification of acquisition opportunities for the Company, and such other duties and responsibilities assigned to him by the Company's Board of Directors from time to time.

         7. Position and Title During Consulting Services Period. During the Consulting Services Period, Mr. Johnston shall hold the title of Consultant to Coca-Cola Enterprises Inc. and shall report to the Company's Board of Directors.

         8. Compensation for During Consulting Services Period. The Company shall pay Mr. Johnston a consulting fee of $50,000 per month. Compensation paid pursuant to this Section 8 shall be in addition to any fees Mr. Johnston earns for service on the Company's Board of Directors or on the Board of Directors of other Coca-Cola bottling companies.

         9. Retiree Benefits During Consulting Services Period. During the Consulting Services Period, Mr. Johnston and his eligible dependents shall be eligible to participate in the Company's Executive Retiree Medical Plan, which plan shall provide the same medical benefits (and on the same basis) as provided under the medical plan covering active nonunion employees of the Company, as it may be amended from time to time. At the end of the Consulting Services Period, Mr. Johnston shall no longer be eligible to participate in the Executive Retiree Medical Plan but shall be eligible to participate in the Company's Retiree Medical Plan for which he would eligible if his employment were terminated at that time. Mr. Johnston shall be eligible to participate in the Company's financial planning and tax benefit plans on the same basis as other eligible employees.

         10. Service for Stock Award Vesting Purposes. During the Consulting Services Period, the Company shall treat Mr. Johnston as an active employee for purposes of crediting service in the determination of the vesting of any stock awards Mr. Johnston may hold during such period.

         11. Company Aircraft. During the Consulting Services Period, the Company shall make its aircraft available to Mr. Johnston for his use when performing consulting services pursuant to this Agreement.

         12. Independent Contractor. The Company and Mr. Johnston agree that Mr. Johnston will act as an independent contractor in
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the performance of his duties during the Consulting Services Period.
Accordingly, Mr. Johnston shall be responsible for payment of all taxes including federal, state and local taxes arising out of the provision of consulting services in accordance with this Agreement.

         13. Personnel and Office Accommodations. During the Consulting Services Period, the Company will provide Mr. Johnston with an office and secretary in its corporate offices in order to assist him in the performance of his consulting services.

         14. Expenses. The Company shall reimburse the Mr. Johnston for all expenses incurred by Mr. Johnston in connection with the performance of his duties hereunder, whether performed during the Employment Period or the Consulting Services Period. All amounts to be reimbursed to the Mr. Johnston pursuant to this Section shall be paid within ninety days (90) days following the delivery of the expense invoice to the Company.

         15. Termination of Employment and Consulting Agreement. This Agreement shall terminate upon Mr. Johnston's death, disability or the existence of circumstances constituting a termination for "cause," as hereinafter defined. In the event of such termination, the Company shall pay to Mr. Johnston or his estate all amounts owed and payable to him under this Agreement as of the date of such termination. For purposes of this Section 15, "cause" shall mean Mr. Johnston's willful failure or inability to carry out his duties and responsibilities in any material respect, the commission of a felony or commission of any willful or intentional act, unprofessional or unethical act which has or would have, if such act becomes public knowledge, a substantial and adverse effect on the business operations or reputation of the Company.

         16. Non-Competition; Confidentiality. For a period of two years from the end of the Consulting Services Period, Mr. Johnston shall not, directly or indirectly engage in, participate in or have any interest as a consultant, partner, joint venture, proprietor, employee, officer, director, agent, security holder, creditor or consultant, or in any other capacity, or have any other direct or indirect financial interest in any business, firm, person, partnership, corporation (other than the Company or The Coca-Cola Company) engaged in any activity similar to or competitive with the business now engaged in by the Company or The Coca-Cola Company, including, but not limited to, manufacturing, producing or distributing liquid, nonalcoholic beverages in any geographic area in which the Company or The Coca-Cola Company or any licensee of The Coca-Cola Company has operations during or at the conclusion of the Consulting Services Period; except nothing herein shall be deemed to prevent or limit the right of Mr. Johnston to own capital stock or other securities of any corporation, the securities of which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange, provided that Mr. Johnston does not acquire beneficial ownership (as determined under Rule 13d-3 of the Securities Exchange Act of 1934) of more than one percent of the issuer's outstanding securities of that class.

         17.      Enforcement.

                  (a) The parties recognize that the nature of the subject matter of this Agreement, including Section 16,
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         would make it impracticable and extremely difficult to determine actual damages to the Company in the event of a breach of this Agreement by Mr. Johnston. Accordingly, if Mr. Johnston commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Company shall have the right and remedy to have the provisions of the Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The rights of the Company to equitable relief in the enforcement of this Agreement shall be in addition to any and all other remedies available through an action in law.

                  (b) If any of the covenants contained in Section 16, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, the undersigned agree that the court making such determination shall have the power to reduce the duration and the area or both of any such provision and, in its reduced form, said provision shall then be enforceable.

                  (c) Should any other portion of this Agreement be declared invalid for any reason or to have ceased to have been binding on the parties hereto, said provision shall be severed and all other provisions shall continue to be effective and binding.

                  (d) Notwithstanding anything herein to the contrary, the Company shall not be relieved of any of its obligations hereunder to Mr. Johnston in the event of determination by any court, arbitrator, or other governing authority that the covenants contained in Section 16 are unenforceable or to limit the enforceability of any such covenants.

         18. Binding Effect and Assignment. This Agreement benefits and binds the Company and Mr. Johnston and their respective heirs, executors, administrators, personal representatives, successors and assigns. Notwithstanding the foregoing, neither party shall be entitled to assign this Agreement or rights hereunder without the prior written consent of the other party; provided however, that at any time following commencement of the Consulting Services Period Mr. Johnston may assign his rights under this Agreement to a corporation, partnership or limited liability company controlled by Mr. Johnston, subject to the condition that all services and other duties and responsibilities shall be performed solely by Mr. Johnston.

         19. Headings; Definitions. The headings of sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

         20. Controlling Law; Amendment; Waiver. This Agreement shall be governed by the laws of the State of Georgia. This Agreement may not be altered or amended except in writing signed by the parties. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner
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affect the right to subsequently enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provisions, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

         21. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Company and Mr. Johnston with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the Company and Mr. Johnston with respect to the subject matter hereof.


SUMMERFIELD K. JOHNSTON, JR.                COCA-COLA ENTERPRISES INC.


S/ SUMMERFIELD K. JOHNSTON, JR.
                                         By: /s/ JOHN L. CLENDENIN
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                                         Title: Chairman Compensation Committee
                                                -------------------------------
                                               April 27, 1998
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Date                                     Date